STOCK PURCHASE AGREEMENT

                                      AMONG

                         WPCS INTERNATIONAL INCORPORATED

                                       AND

                                RICHARD SCHUBIGER

                                  MATTHEW HABER

                                       AND

                                  BRIAN FORTIER

                          Dated as of November 24, 2004













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                                TABLE OF CONTENTS

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Section                                                                                                       Page
Article I SALE AND PURCHASE OF SHARES.............................................................................1
         1.1      Sale and Purchase of Shares.....................................................................1

Article II PURCHASE PRICE AND PAYMENT.............................................................................1
         2.1      Amount of Purchase Price........................................................................1
         2.2      Net Working Capital Adjustment..................................................................1
         2.3      Payment of Purchase Price.......................................................................2

Article III CLOSING AND TERMINATION...............................................................................3
         3.1      Closing Date....................................................................................3
         3.2      Termination of Agreement........................................................................3
         3.3      Procedure Upon Termination......................................................................3
         3.4      Effect of Termination...........................................................................3

Article IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................................................4
         4.1      Organization and Good Standing..................................................................4
         4.2      Authorization of Agreement......................................................................4
         4.3      Capitalization..................................................................................5
         4.4      Subsidiaries....................................................................................5
         4.5      Corporate Records...............................................................................5
         4.6      Conflicts; Consents of Third Parties............................................................5
         4.7      Ownership and Transfer of Shares................................................................6
         4.8      Financial Statements............................................................................6
         4.9      No Undisclosed Liabilities......................................................................6
         4.10     Absence of Certain Developments.................................................................6
         4.11     Taxes...........................................................................................8
         4.12     Real Property...................................................................................9
         4.13     Tangible Personal Property.....................................................................10
         4.14     Intangible Property............................................................................11
         4.15     Material Contracts.............................................................................11
         4.16     Employee Benefits..............................................................................12
         4.17     Labor..........................................................................................12
         4.18     Litigation.....................................................................................13
         4.19     Compliance with Laws; Permits..................................................................13
         4.20     Environmental Matters..........................................................................13
         4.21     Insurance......................................................................................14
         4.22     Inventories; Receivables; Payables.............................................................14
         4.23     Related Party Transactions.....................................................................15
         4.24     Banks..........................................................................................15
         4.25     Powers of Attorney.............................................................................15

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         4.26     No Misrepresentation...........................................................................15
         4.27     Financial Advisors.............................................................................15
         4.28     Patriot Act....................................................................................15

Article V REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................16
         5.1      Organization and Good Standing.................................................................16
         5.2      Authorization of Agreement.....................................................................16
         5.3      Conflicts; Consents of Third Parties...........................................................16
         5.4      Litigation.....................................................................................17
         5.5      Investment Intention...........................................................................17
         5.6      Financial Advisors.............................................................................17
         5.7      Patriot Act....................................................................................17
         5.8      No Misrepresentation...........................................................................18

Article VI COVENANTS.............................................................................................18
         6.1      Access to Information..........................................................................18
         6.2      Conduct of the Business Pending the Closing....................................................18
         6.3      Consents.......................................................................................20
         6.4      Other Actions..................................................................................21
         6.5      No Solicitation................................................................................21
         6.6      Preservation of Records........................................................................21
         6.7      Publicity......................................................................................21
         6.8      Use of Name....................................................................................22
         6.9      Employment Agreements; Options.................................................................22
         6.10     Board of Directors.............................................................................22
         6.11     Financial Statements...........................................................................22
         6.12     Tax Election...................................................................................22

Article VII CONDITIONS TO CLOSING................................................................................23
         7.1      Conditions Precedent to Obligations of Purchaser...............................................23
         7.2      Conditions Precedent to Obligations of the Sellers.............................................24

Article VIII DOCUMENTS TO BE DELIVERED...........................................................................25
         8.1      Documents to be Delivered by the Sellers.......................................................25
         8.2      Documents to be Delivered by the Purchaser.....................................................25

Article IX INDEMNIFICATION.......................................................................................26
         9.1      Indemnification................................................................................26
         9.2      Limitations on Indemnification for Breaches of Representations and Warranties..................27
         9.3      Indemnification Procedures.....................................................................27
         9.4      Tax Treatment of Indemnity Payments............................................................28


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Article X MISCELLANEOUS..........................................................................................28
         10.1     Payment of Sales, Use or Similar Taxes.........................................................28
         10.2     Survival of Representations and Warranties.....................................................28
         10.3     Expenses.......................................................................................29
         10.4     Specific Performance...........................................................................29
         10.5     Further Assurances.............................................................................29
         10.6     Submission to Jurisdiction; Consent to Service of Process......................................29
         10.7     Entire Agreement; Amendments and Waivers.......................................................30
         10.8     Governing Law..................................................................................30
         10.9     Table of Contents and Headings.................................................................30
         10.10    Notices. 30
         10.11    Severability...................................................................................31
         10.12    Binding Effect; Assignment.....................................................................31

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                            STOCK PURCHASE AGREEMENT

          STOCK  PURCHASE  AGREEMENT,   dated  as  of  November  24,  2004  (the
"Agreement"),  among WPCS  International  Incorporated,  a corporation  existing under the laws of Delaware (the  "Purchaser"),  and the  shareholders of Quality
Communications & Alarm Company,  Inc. a New Jersey  corporation (the "Company"), listed on the signature pages hereof (collectively the "Sellers").

                              W I T N E S S E T H:

          WHEREAS, the Sellers own an aggregate of 1,500 shares of common stock, no par value (the "Shares"), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

          WHEREAS, the Sellers desire to sell to Purchaser, the Purchaser desires to purchase from the Sellers, the Shares for the purchase price and upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                  ARTICLE I
                           SALE AND PURCHASE OF SHARES

          1.1 Sale and Purchase of Shares.

          Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, the Shares of such Seller set forth opposite such Seller's name on Schedule A hereto. The purchase and sale of the Shares pursuant to this Agreement shall be effective as of the close of business on the Closing Date (the "Effective Time").

                                   ARTICLE II
                           PURCHASE PRICE AND PAYMENT

          2.1 Amount of Purchase Price.The purchase price for the Shares shall be an amount equal to $6,700,000 (the "Purchase Price")

          2.2 Net Working Capital Adjustment.

               (a) Within 15 business days after the Closing Date, Sellers shall cause to be prepared and delivered to Purchaser a draft final balance sheet of the Company as of the Closing Date but immediately prior to the Closing, which shall include a final calculation of the Net Working Capital of the Company
("Final Net Working Capital") as of the Closing Date but immediately prior to the Closing, determined in accordance with GAAP consistent with the Company's historical procedures, with certain agreed upon adjustments as described in
Section 4.8 herein. "Net Working Capital" shall mean the total of the Company's

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Current Assets less its Current Liabilities and Long Term Debt. "Current Assets"
shall  mean (i)  cash and cash  equivalents,  (ii)  accounts  receivable,  (iii)
inventory, (iv) prepaid expenses and (v) unbilled revenues. "Current Liabilities and Long Term Debt" shall mean (a)  accounts  payable,  (b) advances and accrued
expenses  (including,  without  limitation,   compensation  expenses  including,
without limitation,  salary, hourly wages, bonuses, sales commissions,  benefits and vacation/sick days accruals),  (c) accrued Taxes, (d) unearned revenues, and
(e) short and long term bank debt. Unless within  thirty-five (35) business days of delivery of such draft final balance  sheet by Sellers to Purchaser,  Sellers have  received a written  objection  from  Purchaser to such draft final balance then such draft final balance sheet shall be considered  the final balance sheet of the Company as of the Closing Date but immediately  prior to the Closing (the
"Final Closing  Balance  Sheet").  If within  thirty-five  (35) business days of delivery  of the draft  final  balance  sheet by  Sellers to  Purchaser,  Seller receives a written  objection  from Purchaser to such draft final balance sheet, then the Sellers and  Purchaser  shall  attempt to reconcile  their  differences diligently and in good faith and any resolution by them shall be final,  binding and  conclusive.  If the  Sellers  and  the  Purchaser  are  unable  to  reach a resolution  with such effect within ten (10)  business  days of the  Purchaser's written  notice to  Sellers,  the Sellers and the  Purchaser  shall  submit such dispute for resolution to an independent  accounting firm mutually  appointed by the Sellers and the Purchaser (the "Independent  Accounting Firm"),  which shall determine and report to the parties and such report shall be final,  binding and conclusive on the parties hereto.  The fees and disbursements of the Independent
Accounting  Firm shall be shared  equally by the Sellers and the Purchaser or as the Independent  Accounting Firm shall otherwise  determine in light of the bona fides of the disputed positions being taken by the parties.

               (b) If the Final Net  Working  Capital  of the  Company as of the
Closing Date but immediately  prior to the Closing is greater than $865,000 (the
"Target Net Working Capital"), then Purchaser shall pay to Sellers the amount by which the Final Net Working Capital is greater than the Target Net Working
Capital. If the Final Net Working Capital of the Company as of the Closing Date but immediately prior to the Closing is less than the Target Net Working
Capital,  then Sellers shall pay to Purchaser the  difference  between the Final
Net Working Capital and the Target Net Working Capital. To the extent any payment is required pursuant to this section 2.2(b), such payment shall be made by wire transfer of immediately available funds within thirty (30) days of the date on which the determination of the Final Closing Balance Sheet becomes final and shall be deemed to be an adjustment to the Purchase Price.

          2.3 Payment of Purchase Price. On the Closing Date, the Purchaser shall pay the Purchase Price to the Sellers which shall be paid by the delivery to Sellers of a certified or bank cashier's checks in New York Clearing House
Funds, payable to the order of each Seller or, at the Sellers' option, by wire transfer of immediately available funds into accounts designated by the Sellers and allocated among the Sellers in accordance with their pro rata ownership of the Shares as set forth on Schedule A.

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                                   ARTICLE III
                             CLOSING AND TERMINATION

          3.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference LLP located at 1065 Avenue of the Americas, New York, New York 10018 (or at such other place as the parties may designate in writing) on the date first above written or on such other date as the Sellers and the Purchaser may determine, but in any event no later than December 10, 2004. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

          3.2 Termination of Agreement.

               (a) This Agreement shall terminate if the Closing shall not have occurred by the close of business on December 10, 2004, unless the Seller and the Purchaser have mutually agreed, in writing, to extend the Closing Date to a future date.

               (b) This Agreement may be terminated prior to the Closing as follows:

                    (i) by mutual written consent of the Sellers and the Purchaser; or

                    (ii) by the  Sellers or the  Purchaser  if there shall be in effect a final nonappealable order of a court, government or governmental agency
or  body  of  competent   jurisdiction   restraining,   enjoining  or  otherwise
prohibiting the consummation of the transactions  contemplated  hereby; it being agreed that the parties hereto shall promptly  appeal any adverse  determination which is not nonappealable (and pursue such appeal with reasonable diligence).

          3.3 Procedure Upon Termination.

          If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

          3.4 Effect of Termination.

          In the event that this  Agreement is terminated as provided by Section
3.2(a) herein,  then within 5 business days of the termination  date Buyer shall
pay  to  Seller  a  fee  of  One  Hundred  Thousand  Dollars   ($100,000)  ("the
"Termination  Fee"),  which shall be paid in accordance  with the  provisions of
Section  2.3 herein,  and each of the  parties  shall be relieved of any further duties  and  obligations  arising  under this  Agreement  after the date of such termination;  provided  that if  termination  occurs under  Section  3.2(a) as a result of Seller's failure to  substantially  comply with any of the Purchaser's conditions  to  Closing  set  forth  herein  or  Sellers'  representatives  have unreasonably delayed the Closing, then Buyer shall be relieved of its obligation to pay the Termination Fee.

          In the event that this Agreement is validly  terminated as provided by
Section 3.2(b) herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or any Seller.


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          Notwithstanding  the  foregoing,  the  obligations  of the parties set forth in Section 10.4 hereof shall survive any termination of this Agreement and shall be  enforceable  hereunder.  Further,  nothing in this  Section  3.4 shall relieve  the  Purchaser  or any  Seller  of any  liability  for a breach of this
Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Sellers hereby jointly and severally represent and warrant to the Purchaser that:

          4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Except as provided in Schedule 4.1, the Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of Company taken as a whole ("Material Adverse Effect").

          4.2  Authorization of Agreement.  Each Seller has all requisite power, authority  and legal  capacity to execute and deliver this  Agreement,  and each other  agreement,  document,  or instrument or certificate  contemplated by this
Agreement or to be executed by such Seller in connection  with the  consummation
of  the  transactions   contemplated  by  this  Agreement  (together  with  this
Agreement,   the  "Seller  Documents"),   and  to  consummate  the  transactions
contemplated hereby and thereby. This Agreement has been, and each of the Seller
Documents  will be at or prior to the  Closing,  duly and validly  executed  and delivered by each Seller and  (assuming  the due  authorization,  execution  and delivery by the other parties  hereto and thereto) this  Agreement  constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding  obligations of each Seller,  enforceable  against each
Seller  in  accordance  with  their  respective  terms,  subject  to  applicable bankruptcy,  insolvency,  reorganization,  moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability,  to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing  (regardless  of whether  enforcement is sought in a proceeding at law or in equity).

          4.3 Capitalization.

               (a) The authorized capital stock of the Company consists of 7,500 shares of common Stock, no par value, of which 2,500 shares are voting common stock (the "Voting Common Stock") and 5,000 shares are non-voting common stock
(the "Non Voting Common Stock" and,  together with the Voting Common Stock,  the
"Common Stock"). As of the date hereof,  there are 1,500 shares of Voting Common
Stock issued and outstanding and no shares of Non-Voting Common Stock issued and outstanding and 1,000 shares of Common Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

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               (b) Except as set forth in Schedule 4.3(b),  there is no existing option,  warrant, call, right, commitment or other agreement of any character to which  any  Seller  or the  Company  is a  party  requiring,  and  there  are no securities of the Company  outstanding  which upon  conversion or exchange would require,  the  issuance,  sale or transfer of any  additional  shares of capital stock or other equity securities of the Company or other securities  convertible into,  exchangeable  for or  evidencing  the right to subscribe  for or purchase shares of capital stock or other equity  securities of the Company.  None of the
Sellers nor the Company is a party to any voting trust or other voting agreement with respect to any of the shares of Common Stock or to any  agreement  relating to the issuance, sale, redemption,  transfer or other disposition of the capital stock of the Company.

          4.4 Subsidiaries. The Company has no subsidiaries.

          4.5 Corporate Records.

               (a) The Sellers have delivered to the Purchaser true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State of New Jersey) and by-laws (certified by the Company's secretary, assistant secretary or other appropriate officer) of the Company.

               (b) The minute books of the Company previously made available to the Purchaser contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Company. The stock certificate books and stock transfer ledgers of the Company previously made available to the Purchaser are true, correct and complete.

          4.6 Conflicts; Consents of Third Parties.

               (a) Except as set forth in Schedule 4.6, none of the execution and delivery by any Seller the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by any Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their respective properties or assets is bound;
(iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Company is bound; or (iv) result in the creation of any lien, charge or encumbrance or any kind or nature ("Lien") upon the properties or assets of the Company except, in case of clauses (ii), (iii) and
(iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

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
               (b) Except as set forth in Schedule 4.6, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person, entity or governmental body is required on the part of any Seller or the Company in connection with the execution and delivery of the Seller Documents, or the compliance by each Seller or the Company as the case may be, with any of the provisions hereof or thereof.

          4.7 Ownership and Transfer of Shares. Each Seller is the record and beneficial owner of the Shares indicated as being owned by such Seller on Schedule A, free and clear of any and all liens. Each Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all liens.

          4.8 Financial Statements.  The Sellers have delivered to the Purchaser copies of (i) the unaudited compiled balance sheet of the Company as at December
31, 2003, and the related compiled statements of income and of cash flows of the
Company for the year then ended and (ii) the unaudited compiled balance sheet of the Company as at September  30,  2004,  and the related  compiled  statement of income of the  Company for the six month  period  then ended  (such  statements, including the related notes and schedules thereto, are referred to herein as the
"Financial  Statements").  Each of the  Financial  Statements  is  complete  and correct in all material respects, has been prepared in accordance with generally
accepted   accounting   principles   ("GAAP")  (subject  to  normal  semi-annual
adjustments  in the case of the unaudited  statements),  except for (i) vacation and sick pay accruals,  (ii) accruals for commissions  and profit  sharing,  and
(iii)  an under  accrual  in 2003 and  over  accrual  in 2004 for  approximately
$70,000 in revenues  generated by the Company's  services  provided to the Point
Pleasant police  department,  and in conformity with the practices  consistently applied by the Company without modification of the accounting principles used in the preparation thereof and presents fairly the financial  position,  results of operations  and cash flows of the  Company  as at the dates and for the  periods indicated.  The Final Closing  Balance Sheet will be complete and correct in all material  respects,  determined  in  accordance  with GAAP  consistent  with the
Company's historical procedures.

          For the purposes hereof, the balance sheet of the Company as at September 30, 2004 is referred to as the "Balance Sheet" and September 30, 2004 is referred to as the "Balance Sheet Date".

          4.9 No Undisclosed Liabilities. The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was incurred in the ordinary course of business consistent with past practice.

          4.10 Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.10, since the Balance Sheet
Date:

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

                    (i) there has not been any event which would have a Material
Adverse Effect on the Company nor has there occurred any event which is reasonably likely to result in a Material Adverse Effect on the Company;

                    (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

                    (iii) except for dividends or distributions related to applicable Taxes (as defined in Section 4.11) through the Closing Date, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by any Seller or the Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

                    (iv) the Company has not awarded or paid any bonuses to employees of the Company or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives, other than in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company taken as a whole;

                    (v) there has not been any change by the Company in accounting or tax reporting principles, methods or policies;

                    (vi) the Company has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

                    (vii) the Company has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

                    (viii) the Company has not made any loans, advances or capital contributions to, or investments in, any person or paid any fees or expenses to any Seller or any Affiliate (as defined in Section 4.14) of any Seller other than in the ordinary course consistent with past practice;

                    (ix) the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

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
                    (x) the Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company taken as a whole;

                    (xi) the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company taken as a whole;

                    (xii) the Company has not made or committed to make any capital expenditures or capital additions or betterments in excess of $20,000 individually or $40,000 in the aggregate;

                    (xiii) the Company has not instituted or settled any material legal proceeding; and

                    (xiv) none of the Sellers nor the Company has agreed to do anything set forth in this Section 4.10.

          4.11 Taxes.

               (a) Except as set forth on Schedule 4.11, (A) the Company has filed all tax returns it was required to file under applicable laws and regulations. All such tax returns were true, correct and complete in all respects and have been prepared in substantial compliance with all applicable laws and regulations; (B) all taxes due and owing (including interest and penalties) from the Company have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Balance Sheet with respect to any period ending on or before the Closing Date; and (C) the Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any tax matter is currently in force. "Tax or Taxes" means all Federal, state, local or other taxes or similar government charges, fees levies, or assessments.

               (b) The Company has complied with all applicable Laws (as defined in Section 4.19), rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws except where the failure to so comply would not have a Material
Adverse Effect on the Company.

               (c) Purchaser has received complete copies of (A) all material federal, state, local and foreign income or franchise tax returns of the Company relating to the taxable periods since January 1, 2002, and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to the Company its income, assets or operations. All income and franchise tax returns filed by or on behalf of the Company for the taxable years ended on the respective dates set forth on Schedule 4.11 have been examined by the relevant taxing authority or the statute of limitations with respect to such tax returns has expired.

                                       8

               (d) Schedule 4.11 lists all material types of Taxes paid and material types of Tax returns filed by or on behalf of the Company. Except as set forth on Schedule 4.11, no claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

               (e) Except as set forth on Schedule 4.11, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have the Sellers or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

               (f) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

               (g) There are no liens as a result of any unpaid Taxes upon any of the assets of the Company.

               (h) The Company has been a validly electing S corporation within the meaning of Code Section 1361 for federal and state tax purposes at all times since January 1, 1996 and the Company will be an S corporation up to and including the day prior to the closing date. The Company and Sellers shall not revoke the Company's elections to be taxed as an S corporation within the meaning of Code Section 1361. The Company and Sellers shall not take or allow any action (other than the sale of the Company's stock pursuant to this agreement) that would result in the termination of its status as a validly electing S corporation within the meaning of Code Sections 1361.

          4.12 Real Property.

               (a) Schedule 4.12(a) sets forth a complete list of all real property and interests in real property leased by the Company (individually, a "Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Company and which are necessary for the continued operation of the business of the Company as the business is currently conducted. The Company has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and the Company has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company are in good operating condition and repair (subject to normal wear and tear). The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

               (b) The Company has all material certificates of occupancy and permits of any governmental body necessary or useful for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the permits applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred and is continuing in the due observance of any permit.

          4.13 Tangible Personal Property.

               (a) Schedule 4.13 sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company or to which the Company is a party or by which the properties or assets of the Company is bound. The Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

               (b) The Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Company or, to the best knowledge of the Sellers, by any other party thereto, and no event has occurred and is continuing that with the lapse of time or the giving of notice or both would constitute a default thereunder.

               (c) The Company has good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all liens, other than as set forth on Schedule 4.13. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

               (d) All of the items of tangible personal property used by the Company under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

          4.14 Intangible Property. Schedule 4.14 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by Company as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and neither the Sellers, nor the Company has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Company possesses, owns or licenses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and the Company has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. The Company is not under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any Affiliate thereof. "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person and for purposes of individuals, Affiliates would include an individual's spouse and minor children.

          4.15 Material Contracts.

          Schedule 4.15 sets forth all of the following contracts, agreements, commitments ("Contracts") to which the Company is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with the Seller or any current officer or director of the Company; (ii) Contracts with any labor union or association representing any employee of the Company; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party; (iv) Contracts for the sale of any of the assets of the Company other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) material Contracts containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area;
(vii) Contracts relating to the acquisition by the Company of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which, in each case, involve the expenditure of more than $50,000 in total or $25,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the Purchaser, its Affiliates and their representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 4.15, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15, the Company is not in default in any material respect under any Material Contracts, nor, to the knowledge of any Seller, is any other party to any Material Contract in default thereunder in any material respect.

          4.16 Employee Benefits.

               (a)  Schedule  4.16(a)  sets forth a complete and correct list of
(i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Company or to which the Company contributes or is obligated to contribute thereunder with respect to employees of the Company ("Employee Benefit Plans") and (ii) all "employee pension plans", as defined in
Section 3(2) of ERISA, maintained by the Company or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Company under Section 414(b), (c), (m) or (o) of the ("ERISA Affiliate") or to which the Company, or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans").

               (b) All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

               (c) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

               (d) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered to the Purchaser (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past two years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

          4.17 Labor.

               (a) The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

               (b) No employees of the Company are represented by any labor organization. No labor organization or group of employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no known organizing activity involving the Company pending or, to the best knowledge of any Seller, threatened by any labor organization or group of employees of the Company.

               (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Seller, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of any Seller, threatened by or on behalf of any employee or group of employees of the Company.

          4.18 Litigation.

          Except as set forth in Schedule 4.18, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Sellers or the Company, overtly threatened against the Company (or to the knowledge of the Sellers or the Company, pending or threatened, against any of the officers, directors or key employees of the Company with respect to their business activities on behalf of the Company), or to which the Sellers or the Company is otherwise a party, which, if adversely determined, would have a
Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Sellers nor the Company is there any reasonable basis for any such action, proceeding, or investigation. The Company is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

          4.19 Compliance with Laws; Permits.

               (a) The Company is in compliance with all Federal, state and local statutes, laws, rules, regulations, orders and ordinances applicable to the Company or to the conduct of the business or operations of the Company or the use of their respective properties (including any leased properties) and assets ("Laws"), except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and has all governmental permits and approvals from state, federal or local authorities which are required for the Company to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

          4.20 Environmental Matters.

          Except as set forth on Schedule 4.20 hereto:

               (a) the operations of the Company are in compliance with all applicable Laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or any hazardous material activity ("Environmental Laws") and all permits issued pursuant to Environmental Laws or otherwise except for where noncompliance or the absence of such permits would not, individually or in the aggregate, have a Material Adverse Effect;

               (b) the Company has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

               (c) The  Company is not the  subject of any  outstanding  written
order  or  Contract  with  any  governmental   authority  or  person  respecting
Environmental Laws or any violation or potential violations thereof;

               (d) The Company has not received any written communication alleging either or both that the Company may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

          4.21 Insurance.

          Schedule 4.21 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Company or any of its respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Sellers' knowledge, the Company is not in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          4.22 Inventories; Receivables; Payables.

               (a) The inventories of the Company are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

               (b) All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Company reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

               (c) All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable in accordance with the Company's past practices.

          4.23 Related Party Transactions.

          Except as set forth on Schedule 4.23, neither the Sellers nor any of their respective Affiliates has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth in
Schedule 4.23, neither the Sellers, the Company, any Affiliate of the Company or the Sellers nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (B) engaged in a business related to the business of the Company, or
(C) a participant in any transaction to which the Company is a party or (ii) is a party to any Contract with the Company.

          4.24 Banks.

          Schedule 4.24 contains a complete and correct list of the names and locations of all banks in which Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

          4.25 Powers of Attorney.

          Except as set forth on Schedule 4.25, no person holds a power of attorney to act on behalf of the Company.

          4.26 No Misrepresentation.

          No representation or warranty of any Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by any Seller to the Purchaser pursuant to the terms hereof, knowingly contains any untrue statement of a material fact or knowingly omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          4.27 Financial Advisors.

          Except as set forth on Schedule 4.27, no person has acted, directly or indirectly, as a broker, finder or financial advisor for the Sellers or the Company in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

          4.28 Patriot Act.

          The Sellers certify that, to the best of the Sellers' knowledge, the Company has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Sellers hereby acknowledge that the Purchaser seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Sellers hereby represent, warrant and agree that: (i) none of the cash or property owned by the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company has, and this Agreement will not, cause the Company or the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          5.1 Organization and Good Standing.

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2 Authorization of Agreement.

          The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5.3 Conflicts; Consents of Third Parties.

               (a) Neither of the execution and delivery by the Purchaser of this Agreement and of the Purchaser Documents, nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of the Purchaser and its subsidiaries, taken as a whole.

               (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

          5.4 Litigation.

          There are no Legal Proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or the Purchaser Documents or consummate the transactions contemplated hereby or thereby.

          5.5 Investment Intention.

          The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

          5.6 Financial Advisors.

          Except for Punk, Ziegel & Company, no person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no other person is entitled to any fee or commission or like payment in respect thereof.

          5.7 Patriot Act.

          The Purchaser certifies that, to the best of the Purchaser's knowledge, the Purchaser has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Sellers and the Company seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser has, and this Agreement will not, cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering
Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

          5.8 No Misrepresentation.

          No representation or warranty of the Purchaser contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Purchaser to the Sellers pursuant to the terms hereof, knowingly contains any untrue statement of a material fact or knowingly omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI
                                    COVENANTS

          6.1 Access to Information.

          The Sellers agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and such examination of the books, records and financial condition of the Company as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Sellers shall cooperate, and shall cause the Company to cooperate, fully therein. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained or the Seller Documents. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Company, the Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company to cooperate fully with such representatives in connection with such review and examination.

          6.2 Conduct of the Business Pending the Closing.

               (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall, and shall cause the Company to:

                    (i) conduct the businesses of the Company only in the ordinary course consistent with past practice;

                    (ii) use commercially reasonable efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill of the Company and (B) preserve its present relationship with persons having business dealings with the Company;

                    (iii) maintain (A) all of the assets and properties of the Company in their current condition, ordinary wear and tear excepted and (B) insurance upon all of the properties and assets of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

                    (iv) (A) maintain the books, accounts and records of the Company in the ordinary course of business consistent with past practices, in accordance with GAAP consistent with the Company's historical procedures, where applicable, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to the operation of the Company except where non-compliance is not substantial and would not cause a Material Adverse Effect on the Company; and

                    (v) comply in all material respects with applicable Laws.

               (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, the Sellers shall not, and shall cause the Company not to:

                    (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company;

                    (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company;

                    (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company;

                    (iv) amend the certificate of incorporation or by-laws of the Company;

                    (v) (A) materially increase the annual level of compensation of any employee of the Company, (B) increase the annual level of compensation payable or to become payable by the Company to any of their respective executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company is a party or involving a director, officer or employee of the Company in his or her capacity as a director, officer or employee of the Company;

                    (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other person;

                    (vii) subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of the Company;

                    (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of the Company;

                    (ix) cancel or compromise any debt or claim or waive or release any material right of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice;

                    (x) enter into any commitment for capital expenditures out of the ordinary course;

                    (xi) permit the Company to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

                    (xii) permit the Company to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other person;

                    (xiii) except for transfers of cash pursuant to normal cash management practices, permit the Company to make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Seller or any Affiliate of any Seller; or

                    (xiv) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Sellers in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

          6.3 Consents.

          The Sellers shall use their best efforts, and the Purchaser shall cooperate with the Sellers, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 4.6 hereof; provided, however, that the parties have agreed that Sellers shall not be required to obtain consents or approvals of third-party vendors or bank identified on Schedule 4.6; provided further, however, that neither the Sellers nor the Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

          6.4 Other Actions.

          Each of the Sellers and the Purchaser shall use commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

          6.5 No Solicitation.

          The Sellers will not, and will not cause or permit the Company or any of the Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in the Company other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Sellers will inform the Purchaser in writing immediately following the receipt by any Seller, the Company or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

          6.6 Preservation of Records.

          The Sellers and the Purchaser agree that each of them shall preserve and keep the records held by it relating to the business of the Company for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Sellers or the Purchaser or any of their Affiliates or in order to enable the Sellers or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

          6.7 Publicity.

          None of the Sellers nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Sellers, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

          6.8 Use of Name.

          The Sellers shall not, and shall not cause or permit any Affiliate to, use the name "Quality Communications & Alarm Company, Inc." or any variation or simulation thereof.

          6.9 Employment Agreements; Options.

          On or prior to the Closing Date, each Seller shall enter into an employment agreement with the Company, substantially in the form of agreement attached hereto as Exhibit 6.9 (the "Employment Agreement"). Key employees of the Company, as determined by the mutual agreement of the Sellers and the Purchaser prior to or following the Closing Date, shall be entitled to participate in the Purchasers employee stock option plan.

          6.10 Board of Directors.

          The Board of Directors of the Company from and after the Closing Date shall consist of Richard Schubiger, Andrew Hidalgo and Joseph Heater.

          6.11 Financial Statements.

          The Sellers shall cooperate with the Purchaser to provide all information required for the completion of audited financial statements of the Company to be prepared and delivered no later than 60 days from the Closing Date.

          6.12 Tax Election.

          At the sole discretion of the Purchaser, the Sellers agree to make a timely election under Internal Revenue Code Section 338(h)(10) ("338(h)(10) election"), and Purchaser shall indemnify and hold harmless Sellers from and against any Tax liabilities imposed on Sellers as a result of having made any such 338(h)(10) election to the extent that such Tax liabilities exceed the Tax liabilities that the Sellers would incur in the absence of such election (the "Purchaser Tax Payments"). In the event that the Sellers incur any Tax obligations as a result of the 338(h)(10) election which are in excess of amounts due had the transactions set forth herein been taxed as a stock sale, then the amount that the Purchaser shall be required to reimburse Sellers under this paragraph (1) shall be grossed up to assure that Sellers do not incur any Tax cost as a result of the 338(h)(10) election and the reimbursement payments under this paragraph and (2) shall take into account the highest marginal income tax rate applicable to payments of this type at the applicable times as applies to any of the Sellers. Any Purchaser Tax Payments shall be treated by the parties as additional Purchase Price and shall be paid to Sellers not less than seven (7) days prior to the time Sellers are required to pay such amounts with a Federal tax return or estimate.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

          7.1 Conditions Precedent to Obligations of Purchaser.

          The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable Law):

               (a) all representations and warranties of the Sellers contained herein shall be true and correct, as of the date hereof;

               (b) all representations and warranties of the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

               (c) the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

               (d) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by each Seller certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

               (e) Certificates representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all liens;

               (f) there shall not have been or occurred any event causing a Material Adverse Effect on the Company;

               (g) the Sellers shall have obtained all consents and waivers referred to in Section 4.6 hereof and not otherwise waived by Purchaser, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by the Seller Documents; provided, however, that Sellers shall not be required to obtain the consent of any entity identified on Schedule 4.6.

               (h) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (i) the Purchaser shall have received the written resignations of each director of the Company, other than Richard Schubiger;

               (j) the Employment Agreements shall have been executed by each Seller and the Company;

               (k) all non-trade debt of the Company shall be renegotiated on terms and conditions (including but not limited to payment terms and amount to be paid) to the sole satisfaction of the Purchaser;

               (l) the Purchaser shall have received information satisfactory in its sole discretion to verify the accuracy of the backlog and financial projections delivered by the Sellers to the Purchaser; and

               (m) the Purchaser shall have received the Estimated Closing Balance Sheet, which shall include the Estimated Net Working Capital.

          7.2 Conditions Precedent to Obligations of the Sellers.

          The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable Law):

               (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

               (b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

               (c) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

               (d) the Sellers shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and Section 7.2(c);

               (e) there shall not have been or occurred any event causing a Material Adverse Effect on the Purchaser;

               (f) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (g) the Employment Agreements shall have been executed by each Seller and the Company; and

               (h) appropriate actions shall have been taken to remove each Seller from any personal guarantees provided on behalf of the Company or indemnification shall have been provided for such guarantees which is acceptable in the sole discretion of the Sellers.

                                  ARTICLE VIII
                            DOCUMENTS TO BE DELIVERED

          8.1 Documents to be Delivered by the Sellers.

          At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

               (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

               (b) the certificates referred to in Section 7.1(d) hereof;

               (c) copies of all consents and waivers required by Section 7.1(g) hereof;

               (d) Employment  Agreements,  substantially in the form of Exhibit
6.9 hereto, duly executed by each Seller;

               (e) written resignations of each of the directors of the Company, other than Richard Schubiger;

               (f) certificates of good standing with respect to the Company issued by the Secretary of State of the State of incorporation of the Company, and for each state in which the Company is qualified to do business as a foreign corporation; and

               (g) such other documents as the Purchaser shall reasonably request.

          8.2 Documents to be Delivered by the Purchaser.

          At the Closing, the Purchaser shall deliver to the Sellers the following:

               (a) The Purchase Price;

               (b) the certificates referred to in Section 7.2(d) hereof;

               (c) such other documents as the Sellers shall reasonably request; and

               (d) Employment  Agreements,  substantially in the form of Exhibit
6.9 hereto, duly executed by Purchaser.


                                   ARTICLE IX
                                 INDEMNIFICATION

          9.1 Indemnification.

               (a) Subject to Section 9.2 hereof, the Sellers hereby agree to jointly and severally indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

                    (i) any and all liabilities of the Company of every kind, nature and description, absolute or contingent, existing as against the Company prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for in the Balance Sheet or disclosed in the notes thereto or were incurred in the ordinary course of business;

                    (ii) subject to Section 10.3, any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Sellers set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Sellers pursuant to this Agreement, to be true and correct in all respects as of the date made;

                    (iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

                    (iv)  any  and all  notices,  actions,  suits,  proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

               (b) Subject to Section 9.2, Purchaser hereby agrees to indemnify and hold the Sellers and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

                    (i) subject to Section 10.3, any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 5 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

                    (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or arising from the ownership or operation of the Company from and after the Closing Date; and

                    (iii) any and all Expenses incident to the foregoing.

          9.2 Limitations on Indemnification for Breaches of Representations and Warranties.

          An indemnifying party shall not have any liability under Section 9.1(a)(ii) or Section 9.1(b)(i) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, other than the representations and warranties set forth in Sections 4.7, 4.11, 4.16, 4.20, 4.27 and 5.6 hereof, exceeds $25,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of the Basket.

          The aggregate collective liability of Sellers under this Agreement shall not exceed the Purchase Price.

          9.3 Indemnification Procedures.

               (a) In the event that any Legal  Proceedings  shall be instituted or that any claim or demand ("Claim") shall be asserted by any person in respect of which payment may be sought under Section 9.1 hereof (regardless of the Basket referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) business days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

               (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

               (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

          9.4 Tax Treatment of Indemnity Payments.

          The Sellers and the Purchaser agree to treat any indemnity payment made pursuant to this Article 9 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

                                   ARTICLE X
                                  MISCELLANEOUS

          10.1 Payment of Sales, Use or Similar Taxes.

          All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

          10.2 Survival of Representations and Warranties.

          The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 4.7, 4.11, 4.16, 4.20 and 4.27 which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within twenty four
(24) months after the Closing Date written notice of such claims is given to the Sellers or such actions are commenced.

          10.3 Expenses.

          Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in the event the transaction is consummated the Company shall not bear any of such costs and expenses; provided, however, that the costs associated with the audit of the Company in connection with the transaction contemplated hereby shall be paid by the Purchaser as a post-transaction expense.

          10.4 Specific Performance.

          The Sellers acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          10.5 Further Assurances.

          The Sellers and the Purchaser each agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          10.6 Submission to Jurisdiction; Consent to Service of Process.

               (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Commonwealth of Pennsylvania over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.10.

          10.7 Entire Agreement; Amendments and Waivers.

          This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          10.8 Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          10.9 Table of Contents and Headings.

          The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          10.10 Notices.

          All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by hand, overnight delivery or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

     (a)  Purchaser:

          WPCS International Incorporated
          140 South Village Avenue, Suite 20
          Exton, Pennsylvania 19341
          Attn:  Andrew Hidalgo, President
          Phone:  (610) 903-0400
          Facsimile: (610) 903-0401

          Copy to:

          Thomas A. Rose, Esq.
          Sichenzia Ross Friedman Ference LLP
          1065 Avenue of the Americas
          New York, New York 10018
          Phone:  (212) 930-9700
          Facsimile: (212) 930-9725

(b)       Sellers:

          Richard Schubiger
          Matthew Haber
          Brian Fortier
          1985 Swarthmore Avenue, Suite 4
          Lakewood, NJ 08701
          Phone:  (732) 720-9000
          Facsimile:  (732) 730-9005

          Copy to:

          Robert Krauss, Esq.
          Ballard Spahr Andrews & Ingersoll, LLP
          1735 Market Street, 51st Floor
          Philadelphia, PA 19103
          Phone:  (215) 864-8202
          Facsimile:  (215) 864-9478

          10.11 Severability.

          If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

          10.12 Binding Effect; Assignment.

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to seek indemnification hereunder) to any Affiliate of the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

                              [intentionally blank]

                                    WPCS INTERNATIONAL INCORPORATED


                                    By: /s/ANDREW HIDALGO
                                        ------------------
                                        Andrew Hidalgo,
                                        President

                                    SELLERS:


                                    /s/ RICHARD SCHUBIGER
                                    ---------------------
                                    Richard Schubiger



                                    /s/ MATTHEW HABER
                                    -----------------
                                    Matthew Haber



                                    /s/ BRIAN FORTIER
                                    -----------------
                                    Brian Fortier